UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2010 (December 31, 2009)

BIOMIMETIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 844-1280

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 31, 2009, BioMimetic Therapeutics, Inc. (the “Company”) and Novartis Vaccines and Diagnostics, Inc. (“Novartis”) amended and restated the manufacturing and supply agreement under which Novartis supplies the Company with rhPDGF-BB.  The Company originally contracted with Chiron Corporation (“Chiron”) in 2004 to supply its requirements of rhPDGF-BB.  Subsequently, Novartis acquired Chiron and assumed the rights and responsibilities under the original agreement.  The parties amended and restated the agreement to better define their respective obligations thereunder. Under the terms of the amended and restated agreement (“Agreement”), Novartis agrees to continue to supply the Company with its requirements of rhPDGF-BB for an initial term of three years, and successive three year terms thereafter, such successive terms being terminable upon six months notice. Novartis agreed to manufacture rhPDGF-BB exclusively for, and supply rhPDGF-BB exclusively to, the Company for use in the following fields: (1) treatment of periodontal and dental diseases; (2) craniomaxillofacial applications; and (3) other skeletal applications including the healing of bone, cartilage, tendon and ligaments of the skeletal system.  The Company agreed to purchase its requirements of rhPDGF-BB exclusively from Novartis.

If the Agreement is terminated by the Company due to (1) Novartis’ material breach, (2) Novartis’ bankruptcy, insolvency or similar condition or (3) Novartis’ failure to deliver agreed upon quantities of rhPDGF-BB, or if Novartis terminates the Agreement for any reason other than a material breach by the Company or the Company’s bankruptcy, insolvency or similar condition, then Novartis is required, at the Company’s option, to provide the Company a minimum quantity of rhPDGF-BB and use commercially reasonable efforts to assist the Company to indentify a new supplier and provide the new supplier, or third party manufacturer, with all necessary Novartis technology and supporting documentation required to produce rhPDGF-BB for the Company.

Additionally, the parties modified certain minimum purchase requirements of rhPDGF-BB.  A copy of the Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Item 8.01  Other Events.

            On January 6, 2010, the Company issued a press release that announced the Agreement with Novartis.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1 Press Release dated January 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                        BIOMIMETIC THERAPEUTICS, INC.

                                                                                        By:              /s/ Larry Bullock

                                                                                        Name:  Larry Bullock

                                                                                        Title:    Chief Financial Officer

Date:   January 7, 2010